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                                                                     Exhibit 3.4

                        AGREEMENT AND ARTICLES OF MERGER

                                    BETWEEN

                             CCC MERGER CORPORATION
                            (a Maryland Corporation)

                                      AND

                         CRESTLINE CAPITAL CORPORATION
                            (a Delaware Corporation)


          CCC Merger Corporation, a corporation duly organized and existing under the laws of the State of Maryland ("Crestline-Maryland"), and Crestline Capital Corporation, a corporation duly organized and existing under the laws of the State of Delaware ("Crestline-Delaware"), do hereby certify that:

          FIRST:  Crestline-Maryland and Crestline-Delaware agree to merge.

          SECOND: The name and place of incorporation of each party to this Agreement and Articles of Merger are CCC Merger Corporation, a Maryland corporation, and Crestline Capital Corporation, a Delaware corporation. Crestline-Maryland shall be the successor and surviving corporation (the "Successor Corporation") in the merger of Crestline-Delaware with and into Crestline-Maryland (the "Merger").

          THIRD: Crestline-Delaware was incorporated on May 14, 1997 under the Delaware General Corporation Law under the name HMC Senior Communities, Inc. Its name was changed on September 23, 1998 to Crestline Capital Corporation pursuant to an amendment to its Certificate of Incorporation. Crestline-Delaware has been registered and qualified to do business in Maryland since May 23, 1997.

          FOURTH: Both Crestline-Maryland and Crestline-Delaware have their principal offices in Montgomery County, Maryland. Crestline-Delaware does not own an interest in land in Maryland.

          FIFTH: The terms and conditions of the transaction set forth in this Agreement and Articles of Merger were advised, authorized, and approved by each corporation party to this Agreement and Articles of Merger in the manner and by the vote required by its charter and the laws of its state of incorporation. The manner of approval was as follows:

          (a) The Board of Directors of Crestline-Delaware, by unanimous written consent dated November 11, 1998, adopted a resolution approving this Agreement and Articles of Merger and declaring it advisable. The sole stockholder of Crestline-
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Delaware, by written consent dated November 11, 1998, approved this Agreement and Articles of Merger.

          (b) The Board of Directors of Crestline-Maryland, by unanimous written consent dated November 11, 1998, adopted a resolution approving the Agreement and Articles of Merger, declared the proposed Merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed Merger be submitted for consideration by the sole stockholder of Crestline-Maryland. The sole stockholder of Crestline-Maryland, by written consent dated November 11, 1998, approved the Merger.

          SIXTH: At the Effective Time (as defined below), Article II of the charter of Crestline-Maryland is hereby amended to read in its entirety as set forth below:

                                   ARTICLE II

                                      NAME
                                      ----

            The name of the corporation (which is hereinafter called the "Corporation") is Crestline Capital Corporation.

There are no other amendments to the charter of Crestline-Maryland in connection with the Merger.

          SEVENTH: The total number of shares of stock of all classes which Crestline-Delaware has authority to issue is 100 shares of Common Stock, all of which are without par value.

          EIGHTH: (a) The total number of shares of stock of all classes which Crestline-Maryland has authority to issue is 85,000,000 shares, 75,000,000 of which initially are classified as Common Stock, par value of $.01 per share, and 10,000,000 of which initially are classified as Preferred Stock, par value $.01 per share.

          (b) The aggregate par value of all classes of stock that Crestline-Maryland has authority to issue is $850,000.

          NINTH: The Merger shall become effective upon (i) the filing of this Agreement and Articles of Merger with the Secretary of State of Delaware, in accordance with the Delaware General Corporation Law and (ii) the acceptance for record of this Agreement and Articles of Merger by the Maryland State Department of Assessments and Taxation, in accordance with the Maryland General Corporation Law (the "Effective Time").

          TENTH: The terms and conditions of the Merger, the manner and basis of carrying the same into effect and the manner and basis of converting or exchanging

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issued stock of the merging corporations into different stock of a corporation, or other consideration, and the treatment of any issued stock of the merging corporations not to be converted or exchanged, are as follows:

          (a) Each share of Crestline-Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall at the Effective Time and without further act be converted into one validly issued, fully paid and nonassessable share of Crestline-Maryland Common Stock.

          (b) Promptly following the Effective Time, holders of certificates representing shares of Common Stock of Crestline-Delaware before the Merger shall, upon surrender or exchange of their existing stock certificates, be entitled to receive new stock certificates of Crestline-Maryland Common Stock.

          (c) Each share of Crestline-Maryland Common Stock issued and outstanding immediately prior to the Effective Time shall at the Effective Time remain issued and outstanding.

          ELEVENTH: That the Successor Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Crestline-Delaware as well as for enforcement of any obligation of Successor Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law.
The Successor Corporation hereby irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Delaware Secretary of State is Crestline Capital Corporation, c/o Host Marriott Corporation, 10400 Fernwood Road, Dep't 923, Bethesda, Maryland 20817 (Att'n:
Tracy M.J. Colden) until the Successor Corporation shall have hereafter designated in writing to said Secretary of State a different address for such purpose.

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          IN WITNESS WHEREOF, Crestline-Maryland and Crestline-Delaware have caused these presents to be signed in their respective names and on their respective behalves by their respective executive vice presidents and witnessed by their respective secretaries on November 12, 1998.



WITNESS:                              CCC MERGER CORPORATION
                                      (a Maryland corporation)



/s/ TRACY M.J. COLDEN                 /s/ JAMES L. FRANCIS
---------------------                 ---------------------
Tracy M.J. Colden                     James L. Francis
Secretary                             Executive Vice President



WITNESS:                              CRESTLINE CAPITAL
                                       CORPORATION
                                       (a Delaware corporation)



/s/ TRACY M.J. COLDEN                 /s/ JAMES L. FRANCIS
---------------------                 ---------------------
Tracy M.J. Colden                     James L. Francis
Secretary                             Executive Vice President


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          THE UNDERSIGNED, Executive Vice President of Crestline-Maryland, who
executed on behalf of said corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



/s/ JAMES L. FRANCIS
---------------------
James L. Francis
Executive Vice President



          THE UNDERSIGNED, Executive Vice President of Crestline-Delaware, who executed on behalf of said corporation the foregoing Agreement and Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



/s/ JAMES L. FRANCIS
---------------------
James L. Francis
Executive Vice President

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